Exhibit 99.1

NEWS FROM SEI INVESTMENTS

Contact:	Larry Wexler	Murray A. Louis, V.P.

Voice:	610.676.1440	610.676.1932

E-Mail:	lwexler@seic.com	mlouis@seic.com

Pages:	One

For Immediate Release

SEI INVESTMENTS DECLARES $.09 PER SHARE DIVIDEND

Oaks, PA, December 16, 2003– The Board of Directors of SEI Investments Company (NASDAQ:SEIC) today declared a dividend of $.09 (nine cents) per share. The cash dividend will be payable to shareholders of record on January 6, 2004 with a payment date of January 22, 2004 and, is a $.02 per share increase over the dividend paid in June 2003.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2003, SEI administers $242 billion in mutual fund and pooled assets, manages over $87 billion in assets, processes almost $50 trillion of investment transactions annually and operates 21 offices in 10 countries. For more information, visit www.seic.com.